                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement

   /X/  Definitive Proxy Statement

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                    Edison Brothers Stores, Inc.
       ----------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


                    Edison Brothers Stores, Inc.
       ----------------------------------------------------
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)*

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:

                                 N/A
   ---------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:

                                 N/A
   ---------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/

                                 N/A
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   4)  Proposed maximum aggregate value of transaction:

                                 N/A
   ---------------------------------------------------------------------

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

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   2)  Form, Schedule or Registration Statement No.:

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   3)  Filing Party:

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   4)  Date Filed:

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

                      EDISON BROTHERS STORES, INC.
                            EXECUTIVE OFFICES
                           501 NORTH BROADWAY
                             P.O. BOX 14020
                        ST. LOUIS, MISSOURI 63178

              NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS

 To the Holders of Common Stock of
 EDISON BROTHERS STORES, INC.

   Notice is hereby given that the annual meeting of the stockholders of Edison Brothers Stores, Inc. will be held at the headquarters of the Corporation, 501 North Broadway, St. Louis, Missouri, on the 8th day of June, 1994, at 11 o'clock A.M. for the following purposes:

   (1) To elect twelve directors;

   (2) To consider and act upon a proposal to approve the Corporation's Executive Performance-Based Bonus Plan; and

   (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has set the close of business on April 13, 1994, as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting.

   Your attention is directed to the Proxy Statement which appears on the following pages.

              By Order of the Board of Directors

                                                          ALAN A. SACHS
                                                            Secretary

 April 27, 1994
 St. Louis, Missouri


 IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN PROMPTLY THE PROXY ENCLOSED HEREWITH. A POSTPAID
 ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                      EDISON BROTHERS STORES, INC.
                            EXECUTIVE OFFICES
                           501 NORTH BROADWAY
                             P.O. BOX 14020
                        ST. LOUIS, MISSOURI 63178

                   1994 ANNUAL MEETING OF STOCKHOLDERS
                             PROXY STATEMENT

   The enclosed proxy is solicited on behalf of the Board of Directors of the Corporation. A stockholder giving a proxy may revoke it by written communication delivered to the Secretary of the Corporation at any time before the proxy is exercised. All proxies not so revoked will be voted as instructed therein. In addition to solicitations by mail, officers and regular employees of the Corporation may, in a limited number of instances, solicit proxies in person or by telephone, at no additional compensation. When appropriate, banks, brokerage firms and other fiduciaries holding shares of record are requested to forward proxy material to the beneficial owners of such shares for the purpose of obtaining authorization for the execution of proxies. All costs of solicitation of proxies, including reimbursement to such fiduciaries for their reasonable expenses incurred therefor, will be borne by the Corporation. This Proxy Statement and accompanying materials are first being mailed to stockholders on April 27, 1994.

   The total number of outstanding shares of common stock entitled to vote at the annual meeting is 21,986,472. Stockholders are entitled to one vote for each share of common stock held. Only holders of record of common stock at the close of business on April 13, 1994 are entitled to vote at the annual meeting or any adjournments thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. (A broker non-vote occurs when shares held in the name of a broker or other nominee are voted on some matters but not others because, as to the latter, the nominee does not have discretionary authority to vote the shares and has not received instructions from the beneficial owner.) Since directors will be elected by a plurality of the votes cast at the meeting, any shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the results of the election. With respect to the proposal for approval of the Corporation's Executive Performance-Based Bonus Plan, which requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote, abstentions will be counted as present and thus will have the same effect as a negative vote; broker non-votes will not be considered present for purposes of the proposal and therefore will have no effect on the outcome.

   Other than as set forth in the Notice of Meeting, the Corporation is unaware of any matter to be presented to the stockholders for action at the annual meeting. If any other matters do come before the meeting, the proxies solicited hereby will be exercised in accordance with the discretion of the persons named therein.

                              PROPOSAL ONE
                          ELECTION OF DIRECTORS

   A board consisting of twelve directors is to be elected, each to serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

   It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election as directors of the nominees hereinafter named, unless authority to do so is withheld. In the event a nominee hereinafter named is unable to stand for election because of some unexpected occurrence, the persons named in the enclosed form of proxy will vote such proxy for such substitute nominee(s), if any, as may be designated by the Board of Directors.

                                                                          COMMON SHARES BENEFICIALLY OWNED
                                                                               AS OF MARCH 1, 1994 (2)
                                                     --------------------------------------------------------------------------
            (A)              (B)          (C)              (D)                   (E)                   (F)             (G)
    Name of Nominee(1)       Age        Director          With                Fiduciary               Total          Percent
                                         Since          Economic               Control             Beneficially    Beneficially
                                                     Benefit(3)(4)(5)          Only(6)                Owned          Owned(7)

   Julian I. Edison          64           1965           747,238              96,000(8)              843,238           3.8%

   Eric P. Newman            82           1966            34,178(9)        1,554,024(10)           1,588,202           7.2%

   Andrew E. Newman          49           1978           229,748             584,629(8)(9)(10)(11)   814,377           3.7%

   Martin Sneider            51           1978           100,845                  19                 100,864            -

   Michael H. Freund         54           1984            91,229             766,350                 857,579           3.9%

   Karl W. Michner           46           1989            27,049                  -                   27,049            -

   Peter A. Edison           38           1990            41,011             459,307(11)             500,318           2.2%

   Jane Evans                49           1990               100                  -                      100            -

   Alan A. Sachs             47           1990            19,148                  -                   19,148            -

   Craig D. Schnuck          46           1990             1,000                  -                    1,000            -

   Alan D. Miller            41           1993            23,422                  -                   23,422            -

   Robert W. Staley          59           1993             1,000                  -                    1,000            -

  (1) Further information about the nominees for director, including the previous five years' experience of each of them, is as follows:

      Julian I. Edison, Chairman of the Executive Committee of the Board, was Chairman of the Corporation from 1974 to 1987. He is a director of The Boatmen's National Bank of St. Louis, St.
      Louis, MO.

      Eric P. Newman was Secretary and Director of Legal Matters for the Corporation from 1951 to 1987 and Executive Vice President from 1968 to 1987.

      Andrew E. Newman is Chairman of the Corporation. He is a director of Sigma-Aldrich Corporation and Boatmen's Bancshares, Inc., both of St. Louis, MO, and Lee Enterprises of Davenport, IA.

      Martin Sneider is President of the Corporation. He is a director of Angelica Corporation, St. Louis, MO.

      Michael H. Freund is Executive Vice President and Director of Corporate Administration of the Corporation.

      Karl W. Michner is President of the Corporation's Menswear
      Group.

      Peter A. Edison is Executive Vice President and Director of Corporate Development of the Corporation. He also is President of the Corporation's Big & Tall men's apparel division, having previously served as General Manager of the Corporation's Repp Ltd. men's apparel chain from August 1991 to March 1994. From December 1986 to April 1990, he served as President of the Corporation's Sacha London shoe chain. From 1986 through 1989, he was also President of the Corporation's Chandlers store group.

      Jane Evans is Vice President and General Manager, Home and Personal Services, of U.S. West Communications, Inc. From 1989 through March 1991, she served as President and Chief Executive Officer of InterPacific Retail Group. From 1987 to 1989, she was a General Partner of Montgomery Securities. She is a director of Philip Morris Companies Inc., New York, NY, Kaufman and Broad Home Corporation, Los Angeles, CA, and Banc One-Arizona, N.A., Phoenix, AZ.

      Alan A. Sachs is Executive Vice President, General Counsel and Secretary of the Corporation.

      Craig D. Schnuck is Chairman of the Board and Chief Executive Officer of Schnuck Markets, which operates 63 supermarkets in the Midwest. He is a director of Mercantile Bancorporation Inc. and General American Life Insurance Company, both of St. Louis, MO.

      Alan D. Miller is President of the Corporation's Footwear Group. From February 1991 through February 1993, he served as President of the Corporation's Bakers/Leeds/Precis store group. From 1987 to February 1991, he was President of the Corporation's 5-7-9 Shops apparel chain.

      Robert W. Staley is Vice Chairman of Emerson Electric Co., a manufacturer of electrical and electronic products. He is a director of Emerson Electric Co. and Mercantile Bancorporation Inc., both of St. Louis, MO, and ACE Limited of Hamilton, Bermuda.

  (2) None of the Cumulative Preferred Stock of the Corporation was beneficially owned as of March 1, 1994 by any nominee for director.

  (3) Sole voting and dispositive power with economic benefit, except for the following shares as to which the named individual has shared voting and dispositive power, with economic benefit:
      Martin Sneider, 30 shares; Eric P. Newman, 34,178 shares; Michael H. Freund, 28,500 shares; and Peter A. Edison, 29,421 shares.

  (4) Includes shares which were not owned by the named individual as of March 1, 1994 but which such individual could acquire on or before April 30, 1994 under options granted pursuant to the Corporation's 1986 Stock Option Plan, as follows: Andrew E. Newman, 20,000 shares; Karl W. Michner, 5,000 shares; Peter A. Edison, 3,200 shares; Alan A. Sachs, 4,700 shares; and Alan D. Miller, 12,100 shares.

                                    2


  (5) Includes shares allocated to the account of the named individual under the Edison Brothers Stores Savings Plan, as follows:
      Andrew E. Newman, 251 shares; Martin Sneider, 266 shares;
      Michael H. Freund, 85 shares; Karl W. Michner, 207 shares; Alan
      A. Sachs, 188 shares; and Alan D. Miller, 206 shares.

  (6) Shared voting and dispositive power, but without economic benefit, except for the following shares as to which the named individual has sole voting and dispositive power, without economic benefit: Julian I. Edison, 72,000 shares; Eric P. Newman, 181,747 shares; Andrew E. Newman, 10,638 shares; Martin Sneider, 19 shares; Michael H. Freund, 12,534 shares; and Peter
      A. Edison, 43,062 shares.


  (7) Percentages are calculated based on common shares outstanding as of March 1, 1994, and only percentages of beneficial ownership of 1% or more are shown.

  (8) Includes 24,000 shares held in trust for the economic benefit of Peter A. Edison, with Julian I. Edison and Andrew E. Newman among those sharing voting and dispositive power as to such shares.

  (9) Includes 34,178 shares held in trust, with Eric P. Newman and Andrew E. Newman among those sharing voting and dispositive power as to such shares.

 (10) Includes 417,377 shares held in trust, with Eric P. Newman and Andrew E. Newman among those sharing voting and dispositive power as to such shares.

 (11) Includes 48,000 shares held in trust, with Andrew E. Newman and Peter A. Edison among those sharing voting and dispositive power as to such shares.

   Eric P. Newman and Julian I. Edison are brothers-in-law. Andrew E. Newman is the son of Eric P. Newman and the nephew of Julian I.
 Edison.

   The Audit Committee of the Board has responsibility for evaluating the internal control and audit procedures of the Corporation. The Committee recommends annually to the entire Board of Directors a firm of independent accountants to audit the financial statements of the Corporation, reviews the audit program with the firm selected and reviews reports and recommendations of the auditors. In addition, the Audit Committee reviews in advance the non-audit services that may be provided by the independent accountants during the year, including the effect that performing such services might have on audit independence, approves guidelines, including dollar limits, for such non-audit services and reviews the services performed to see that they are consistent with its guidelines. The Audit Committee consists of Julian I. Edison, Jane Evans and Craig D. Schnuck.

   The committees of the Board that perform functions relating to compensation were restructured in March 1994. Prior to that time, and for the fiscal year ended January 29, 1994, the Executive Committee, consisting of Julian I. Edison, Eric P. Newman, Andrew E. Newman and Martin Sneider, among its other responsibilities, determined the compensation of all executives of the Corporation other than those who were members of the Committee. The Special Compensation Committee, comprised of Julian I. Edison, Jane Evans and Robert W. Staley, determined the compensation of those officers who were members of the Executive Committee. The Special Compensation Committee also administered the Corporation's 1986 Stock Option Plan with respect to employees who were members of the Board, and the 1992 Stock Option Plan with respect to employees who were officers of the Corporation (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended). The 1986 and 1992 Stock Option Plans were administered with respect to all other eligible employees by the Stock Option Committee of the Board, which was comprised of Julian I. Edison, Eric P. Newman, Andrew E. Newman and Martin Sneider. Effective March 3, 1994, the Stock Option Committee has been dissolved and compensation functions withdrawn from the Executive Committee. A new Compensation Committee has been formed, consisting of Julian I. Edison, Jane Evans, Craig D. Schnuck and Robert W. Staley, with the authority to determine the compensation of all executives of the Corporation, except as specifically delegated or reserved to another committee or subcommittee of the Board. There has also been appointed a Special Compensation Subcommittee of the Compensation Committee, consisting of Jane Evans, Craig D. Schnuck and Robert W. Staley. The Subcommittee has exclusive authority to determine the compensation of the Chairman and the President of the Corporation, to administer the Corporation's 1986 and 1992 Stock Option Plans with respect to all persons who are members of the Board and/or officers of the Corporation (as the term "officers" is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended) and to make certain other determinations under the 1986 Stock Option Plan. The Subcommittee has also been granted exclusive authority to administer the Corporation's proposed Executive Performance-Based Bonus Plan (see Proposal Two at pages 10-11 of this Proxy Statement).

   The Board does not have a separate Nominating Committee.

   Directors who are employees of the Corporation receive no additional compensation for their attendance at meetings of the Board or any of its committees of which they are members. Directors who are not employees of the Corporation receive an annual retainer of $17,500, and $1,200 for participation in each Board meeting and $1,000 for participation in each committee meeting. When participation in a Board or committee meeting is by telephone, the fee paid is one-half of the amount reported above.

   In 1989, the Corporation adopted a non-qualified retirement plan for outside directors. Under this plan, outside directors (other than those who were employees of the Corporation and are eligible for benefits under the Corporation's pension plan) who attain age 70 and have at least five years of continuous Board service are entitled upon retirement from the Board to an annual benefit equal to the annual retainer being paid at that time to the Corporation's directors.

   During the 52 weeks ended January 29, 1994, there were four meetings of the Board of Directors, two of the Audit Committee, one of the Executive Committee and two of the Special Compensation
 Committee. All incumbent directors attended at least 75% of the total of all Board meetings and all meetings of committees of which they were members, except Craig D. Schnuck.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the number and percentage of outstanding shares of the Corporation's common stock beneficially owned as of March 1, 1994 (except as otherwise noted) by (i) each person known by management to be the beneficial owner of more than 5% of the outstanding common stock (except for those individuals who are nominees for director and named executive officers, as to whom such information is set forth at page 2 above and in footnote 7 below) and
 (ii) all directors and executive officers of the Corporation as a group.

   Name and Address                                                  Amount                                       Percent
   of Beneficial Owner                                            Beneficially                                 Beneficially
   or Identity of Group                                              Owned                                         Owned
   ------------------------------                                 ------------                                 ------------
   FMR Corp.                                                         2,475,700(1)                                  11.2%
   Edward C. Johnson 3d
   82 Devonshire Street
   Boston, MA 02109

   Scudder, Stevens & Clark, Inc.                                    1,216,090(2)                                   5.5%
   345 Park Avenue
   New York, NY 10154

   Boatmen's Bancshares, Inc.                                        1,199,284(3)                                   5.4%
   One Boatmen's Plaza
   St. Louis, MO 63101

   Bernard Edison                                                    2,405,455(4)                                  10.8%
   501 North Broadway
   St. Louis, MO 63102

   All directors and executive officers
   as a group of 24                                                  4,376,164(5)(6)(7)                            19.7%

 (1) The information presented is derived from Schedule 13G (Amendment No. 3) dated March 10, 1994 with respect to holdings of common stock of the Corporation as of February 28, 1994. The number shown includes (a) 2,219,400 shares held by Fidelity Management & Research Company and (b) 256,300 shares held by Fidelity Management Trust Company. FMR Corp. has sole voting power as to 172,400 shares, shared voting power as to no shares, sole dispositive power as to 2,475,700 shares and shared dispositive power as to no shares. Edward C. Johnson 3d, Chairman of FMR Corp., has sole voting power as to no shares, shared voting power as to no shares, sole dispositive power as to 2,475,700 shares and shared dispositive power as to no shares.

 (2) The information presented is derived from Schedule 13G dated February 4, 1994 with respect to holdings of common stock of the Corporation as of December 31, 1993. Scudder, Stevens & Clark, Inc. has sole voting power as to 183,500 shares, shared voting power as to 729,800 shares, sole dispositive power as to 1,216,090 shares and shared dispositive power as to no shares.

 (3) The information presented is derived from Schedule 13G (Amendment No. 7) dated January 28, 1994 with respect to holdings of common stock of the Corporation as of December 31, 1993. The number shown includes (a) 1,191,554 shares held by Boatmen's Trust Company, (b) 6,500 shares held by Boatmen's First National Bank of Kansas City, (c) 630 shares held by Sunwest Bank of Albuquerque and (d) 600 shares held by other Boatmen's Banks. Boatmen's Bancshares, Inc. has sole voting power as to 654,863 shares, shared voting power as to 263,753 shares, sole dispositive power as to no shares and shared dispositive power as to 1,121,997 shares. Boatmen's Trust Company has sole voting power as to 647,133 shares, shared voting power as to 263,753 shares, sole dispositive power as to 574,140 shares and shared dispositive power as to 540,127 shares. Of the total reported, 350,140 shares are also attributable to a nominee for director or to Bernard Edison.

 (4) Includes 1,548,840 shares the ownership of which is also attributable to one or more nominees for director.

 (5) When ownership of the same shares is attributable to more than one person, any duplication is eliminated in the totals set forth.

 (6) Includes 102,600 shares which were not owned by a member of the group as of March 1, 1994, but which may be acquired within sixty days thereafter under options granted pursuant to the Corporation's 1986 Stock Option Plan or 1992 Stock Option Plan.

 (7) Includes 11,234 shares owned by Lee G. Weeks, who is currently a director but is not standing for reelection as a director at the 1994 Annual Stockholders Meeting.

   In addition to those shares listed above, the widows, descendants, spouses of descendants and widows of descendants of the five Edison brothers who founded Edison Brothers Stores, Inc. have economic ownership of, are economic beneficiaries of, or are fiduciaries of trusts, estates or not-for-profit corporations holding (after the elimination of duplications) approximately 1,792,676 shares of the common stock of the Corporation, or 8.1% of the outstanding shares. Data as to such ownership is provided for information purposes only and shall not be deemed to imply that such individuals are acting as a "group" as such term is used in the Securities Exchange Act of 1934, as amended, and the regulations thereunder.

   The mailing address of those individuals who are nominees for director is: c/o Edison Brothers Stores, Inc., P.O. Box 14020,
 St. Louis, MO 63178.

   Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Corporation and any persons owning more than ten percent of the Corporation's common stock to report their ownership of the Corporation's common stock to the Securities and Exchange Commission and the New York Stock Exchange. Based on its review of the reports filed by such persons, and on written representations by certain of such persons that no reports on Form 5 were required to be filed by them, the Corporation believes that all
 Section 16(a) reporting requirements for its 1993 fiscal year were complied with by its officers, directors and greater than ten percent shareholders, except that one report, covering one transaction, was filed late by Roger L. Koehnecke, an officer of the Corporation.


                         EXECUTIVE COMPENSATION

   The following table sets forth the compensation paid to each of the five most highly compensated executive officers of the Corporation (the "named executive officers") for services rendered to the Corporation and its subsidiaries for the last three fiscal years.

                                               SUMMARY COMPENSATION TABLE
                                              Annual Compensation                Long Term Compensation
                                       --------------------------------   ------------------------------------
                                                                                                       Long-
                                                                                      Securities       Term
                                                               Other      Restricted  Underlying     Incentive
   Name and Principal         Fiscal                          Annual        Stock      Options/        Plan         All Other
   Position                    Year    Salary(1)   Bonus   Compensation    Award(s)     SARS(#)       Payouts    Compensation(2)
   ------------------         ------   ---------   -----   ------------   ----------  ----------     ---------   ---------------

   Andrew E. Newman            1993   $1,014,589      -           -             -            -           -         $3,231,940
    Chairman of                1992      927,087      -           -             -            -           -              1,949
    the Board                  1991      866,660      -           -             -            -           -              2,394

   Martin Sneider              1993    1,014,589      -           -             -            -           -          3,449,809
    President                  1992      927,087      -           -             -            -           -              1,949
                               1991      866,660      -           -             -            -           -              2,394

   Lee G. Weeks                1993      366,669      -           -             -            -           -              2,182
    Executive Vice President   1992      346,501      -           -             -            -           -              1,949
    and Chief Financial        1991      325,829      -           -             -            -           -              2,394
    Officer

   Karl W. Michner             1993      328,835      -           -             -            -           -              2,182
    President of the           1992      304,334      -           -             -            -           -              1,946
    Corporation's              1991      283,338      -           -             -            -           -              2,340
    Menswear Group

   Alan D. Miller              1993      279,168      -           -             -            -           -              1,838
    President of the           1992      246,674      -           -             -            -           -              1,949
    Corporation's              1991      226,667      -           -             -            -           -              2,394
    Footwear Group

 (1) Includes all amounts contributed by the named individuals to the Edison Brothers Stores Savings Plan. The Savings Plan is available to all employees of the Corporation who have attained the age of 21 and completed one year of service. An employee may elect to contribute, through payroll deduction, up to 15% of his or her annual cash compensation (subject to certain limitations imposed by the Internal Revenue Code). Income tax is deferred on all amounts contributed by the employee pursuant to Section 401(k) of the Internal Revenue Code. The Corporation contributes, on a matching basis, between 10% and 50% of the first 6% of compensation contributed by the employee. The amount of the Corporation's matching contribution is determined each year based upon the return on stockholders' equity achieved by the Corporation in the prior year.

 (2) Except as indicated below, the amounts shown are the amounts contributed by the Corporation to the Edison Brothers Stores Savings Plan for the accounts of these named individuals during such fiscal year. (See Note 1 above.) In the case of Messrs. Newman and Sneider, the amounts shown for fiscal 1993 are comprised of two elements: (a) amounts contributed by the Corporation to the Edison Brothers Stores Savings Plan for their accounts ($2,182 and $2,182, respectively), and (b) lump sum payments made to these individuals representing the actuarial present value of their accrued benefits under the Corporation's Pension Restoration Plan. (See pages 7-8 and 9 of this Proxy Statement for a further explanation of these payments.)

           OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

   The following table provides information with respect to stock option exercises during the 1993 fiscal year by the named executive officers and the value of such officers' unexercised options as of the end of the fiscal year.

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                       Number of Securities           Value of Unexercised
                                                                      Underlying Unexercised              In-the-Money
                                                                 Options/SARs at Fiscal Year-End  Options/SARs at Fiscal Year-End(2)
                                                                 -------------------------------  ----------------------------------
                             Shares Acquired
   Name                      on Exercise (#)   Value Realized(1)   Exercisable    Unexercisable     Exercisable   Unexercisable
   ----                      ---------------   -----------------   -----------    -------------     -----------   -------------
   Andrew E. Newman                  -                   -             20,000         40,000         $241,250        $482,500

   Martin Sneider                20,000            $245,000                -          40,000               -          482,500

   Lee G. Weeks                   6,600              97,562                -          10,000               -          120,625

   Karl W. Michner                4,130             139,388             5,000         10,000           60,312         120,625

   Alan D. Miller                10,000             173,750            12,100          7,400          130,916          85,502

 (1) Aggregate value based on the average of the high and low selling prices of the Corporation's common stock on the date of exercise less the exercise price.

 (2) Aggregate value based on the average of the high and low selling prices of the Corporation's common stock on the last trading day of the fiscal year less the exercise price.


                         TERMINATION AGREEMENTS

   The Corporation has termination agreements with certain of its key executives, including each of the named executive officers. The purpose of these agreements is to encourage these executives to remain with the Corporation, and thereby assure the Corporation of the continued availability of their services and their advice, in the event of an attempted change in control of the Corporation. Each of these agreements is for a two-year term (except those of Messrs. Newman and Sneider which are for three-year terms). Each agreement becomes operative only upon a "change in control" of the Corporation, as defined in the agreements. If, within the term of the agreement, the executive's employment is terminated by the Corporation other than for cause or is terminated by the executive for "good reason" (such as a reduction in salary or benefits, diminution in duties or mandatory geographic transfer), the executive will be entitled to a lump sum payment equal to (i) the executive's monthly salary at the highest rate in effect during the twelve months immediately preceding the date of termination, multiplied by (ii) the number of months remaining under the agreement. The Corporation is also to maintain for the executive's continued benefit through the unexpired term of the agreement (or until the executive commences full-time employment with a new employer, if earlier) all life insurance, health and disability plans in which the executive was entitled to participate immediately prior to the termination of the executive's employment (or, alternatively, provide benefits substantially similar to those which the executive would otherwise have been entitled to receive under such plans). In addition, the Corporation is to pay to the executive (or the executive's beneficiary upon his or her death) an amount equal to the benefits the executive would have been entitled to receive under the Edison Brothers Stores Pension Plan and any supplemental or successor plans then in effect had the executive remained employed by the Corporation through the term of the agreement less the benefits actually payable to the executive under such plans, such amount to be determined, and payment thereof to commence, in accordance with the provisions of such plans. The agreement further provides that if any payments or benefits payable by the Corporation to the executive pursuant to the agreement or any other agreement or arrangement of the Corporation are determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any successor or comparable tax, the Corporation will pay the executive an additional amount so that the net amount actually retained by the executive after payment of the excise tax is the same amount which would have been retained if no such excise tax had been imposed. Legal fees or other expenses incurred by the executive to enforce his or her rights under the agreement are to be reimbursed by the Corporation if the executive prevails on such claim.

                            RETIREMENT PLANS

   The Corporation maintains a Pension Plan for itself and its subsidiaries under which participation begins when a regular employee has attained the age of 21 and completed one year of service. Vesting of rights to a pension occurs upon the completion of five years of service.

   Retirement benefits are based on a participant's average annual compensation during the highest five consecutive calendar years of compensation within the last fifteen years of credited service prior to retirement. Compensation includes all salary and commissions, but does not include distributions under any stock option plan. For years after 1993, compensation and average compensation for determining retirement benefits is limited to $150,000, subject to annual adjustments for changes in the cost of living.

   Retirement benefits at age 65 are equal to 0.9% of average annual compensation up to a breakpoint, plus 0.6% of average annual compensation in excess of the breakpoint, all multiplied by years of credited service (not exceeding 30). The breakpoint, which is specified by law, is an amount equal to the average of the maximum wages subject to Social Security taxes during the 35-year period ending in the year prior to a participant's Social Security retirement date. If retirement occurs prior to age 65, benefits may be reduced to reflect the earlier payment date. Benefits may also be reduced if survivor benefits are to be paid to an eligible spouse, based on age differentials.

   In March 1986 the Pension Plan was amended so as to protect its assets in the event of a potential change in control of the Corporation. The amendment provides that in the event the Pension Plan is terminated within ten years following such a potential change in control (as therein defined), the accrued retirement benefits of all employees who were participants in the Pension Plan during that ten-year period will be nonforfeitable, and will be increased in the aggregate by an amount equal to the excess of the value of the assets then in the Pension Plan over the then-present value of such accrued retirement benefits.

   For some individuals, the amounts payable under the Pension Plan are limited by certain provisions of the Internal Revenue Code. The Corporation maintains an unfunded excess benefits plan ("Pension Restoration Plan") to pay out of its general assets to designated employees that portion of the benefits that would otherwise be payable to them under the Pension Plan were it not for such limitations.

   For eligible employees reaching the age of 65 during 1994 and retiring during that year, the following are the approximate total annual retirement benefits payable under the Pension Plan and the Pension Restoration Plan based on their average annual compensation as outlined above and their years of service:

                                                         PENSION TABLE
                                                        Years of Service
  Remuneration                     15                         20                        25                         30
  ------------                  --------                   --------                  --------                   --------
  $  100,000                    $ 20,456                   $ 27,274                  $ 34,093                   $ 40,911

     200,000                      42,956                     57,274                    71,593                     85,911

     300,000                      65,456                     87,274                   109,093                    130,911

     400,000                      87,956                    117,274                   146,593                    175,911

     500,000                     110,456                    147,274                   184,093                    220,911

     600,000                     132,956                    177,274                   221,593                    265,911

     700,000                     155,456                    207,274                   259,093                    310,911

     800,000                     177,956                    237,274                   296,593                    355,911

     900,000                     200,456                    267,274                   334,093                    400,911

   1,000,000                     222,956                    297,274                   371,593                    445,911

   1,100,000                     245,456                    327,274                   409,093                    490,911

   1,200,000                     267,956                    357,274                   446,593                    535,911

   1,300,000                     335,456                    447,274                   559,093                    670,911

   The preceding table is based on the assumption that the employee was subject to the maximum aggregate social security tax during each year of his or her employment. The benefits shown are in the form of a single life annuity to the participant.

   As of January 29, 1994, the years of credited service under the Pension Plan for each of the named executive officers were as follows: Andrew E. Newman, 21; Martin Sneider, 23; Lee G. Weeks, 7; Karl W. Michner, 19; and Alan D. Miller, 14.

   In January 1994, Andrew E. Newman and Martin Sneider received from the Corporation lump sum payments representing the value of the benefits to which they would have been entitled under the terms of the Pension Restoration Plan assuming they had terminated their employment with the Corporation as of December 31, 1993. These payments were made to Messrs. Newman and Sneider on the condition that they relinquish all rights to any payments which they would otherwise thereafter be entitled to receive under the Pension Restoration Plan as respects their service with the Corporation through December 31, 1993. Accordingly, future payments from the Pension Restoration Plan, if any, to these two individuals will be calculated in accordance with the provisions of the Pension Restoration Plan but reduced to reflect the lump sum payments referred to above (subject to certain interest rate limitations on the discount factor to be applied).

                 REPORTS OF THE COMPENSATION COMMITTEES

   As noted above at page 3, there were three committees of the Board of Directors that performed functions relating to compensation for the last fiscal year. The Executive Committee determined compensation for all executives of the Corporation other than those who were members of the Committee. The Special Compensation Committee determined compensation for officers who were members of the Executive Committee, and also had administrative authority under the Corporation's Stock Option Plans with respect to specified groups of employees. The Stock Option Committee administered the Corporation's Stock Option Plans with respect to all other eligible employees.

   The following report discusses the compensation policies applied by each of these committees in performing its respective compensation functions. The use of the word "committee" in the following report refers to each of these committees as appropriate.


 COMPENSATION PHILOSOPHY

   The principal objectives of the Corporation's executive compensation program are to:

   (1) Attract, motivate and retain highly qualified managers;

   (2) Reward individual executives for their contributions to the attainment of the Corporation's financial and strategic goals; and

   (3) Align the interests of its executives with those of the shareholders.

   For fiscal 1993, these objectives were met through a compensation program consisting of an annual salary and longer-term equity-based incentive compensation in the form of stock options.

 SALARY

   Each executive's base salary was reviewed at the end of the 1992 fiscal year. In determining the overall salary budget for 1993, the committee considered the recent financial performance of the Corporation and the general economic climate. In determining individual salaries for 1993, the committee took into account the executive's position and scope of responsibilities, his or her individual performance and achievements during the prior year (including separate divisional results, as appropriate, and the accomplishment of or progress towards identified managerial or strategic objectives and personal development goals), as well as the executive's knowledge, experience, capabilities, and prospective future contributions. There was no set weighting of these variables in determining individual salaries. In addition, in order that salaries be externally competitive, the committee took into consideration data from published surveys of the compensation practices at other retail companies (twenty of which are included in the Standard & Poor's Retail Stores Index used in the performance graph appearing at page 10 of this Proxy Statement) as well as at other St. Louis-based corporations with which the Corporation competes for executive talent. Base salaries for 1993 were targeted at the 50th percentile of annual cash compensation paid by these other companies.

 STOCK OPTIONS

   The stock option program is a key component of the Corporation's total compensation package. The committee believes that stock options are the long-term compensation vehicle that best aligns the interests of management with those of the shareholders. Since options gain value only to the extent that the Corporation's stock price exceeds the option exercise price, the benefits accruing to management through stock options are directly tied to how well management creates increased value for the shareholders. This encourages a continuing management focus on increasing profitability and shareholder value.

   In past years, a relatively broad cross-section of company executives, numbering several hundred, have received periodic grants of stock options. In determining the amount of options to be granted, the committee took into account the executive's position, scope of responsibilities, individual performance, prior option grants and, in certain cases, the recommendations of professional compensation consultants. There was no fixed formula or weighting applied to these factors. In 1993, the Corporation made no stock option grants.

 COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers in any taxable year beginning on or after January 1, 1994. Performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Corporation currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the new rules.

                                  EXECUTIVE COMMITTEE
                                  STOCK OPTION COMMITTEE

                                   Julian I. Edison
                                   Andrew E. Newman
                                   Eric P. Newman
                                   Martin Sneider

 1993 COMPENSATION OF THE CHAIRMAN AND THE PRESIDENT

   The Special Compensation Committee viewed these two top positions as complementary and synergistic, with the two individuals essentially functioning as co-chief executive officers. In considering the compensation for these two positions, the Committee used the same criteria described in the Salary and Stock Options sections above. In particular, the Committee took into account the record sales and operating earnings achieved in 1992, the successful repositioning of key business segments, the expansion of operations outside the United States, and the effective control of store and home office expenses. Based on these factors (without any specific weighting among them), the Committee increased the annual salary of both individuals by 9.87%, effective April 1, 1993. No stock options were awarded to these individuals in 1993.

   In addition to their regular compensation, in January 1994 Messrs. Newman and Sneider received from the Corporation payments of $3,229,758 and $3,447,627, respectively (less required withholdings for taxes). These payments represented the lump-sum value of the benefits to which they would have been entitled under the terms of the Corporation's Pension Restoration Plan had they terminated their employment with the Corporation as of December 31, 1993, and were made on the condition that Messrs. Newman and Sneider relinquish all rights to any future payments under the Pension Restoration Plan in respect of their service with the Corporation through December 31, 1993. Under the Pension Restoration Plan, Messrs. Newman and Sneider would have been entitled at any time, upon termination of their employment, to receive the benefits payable to them thereunder in a lump sum equal to the actuarial present value thereof with no reduction for benefit commencement prior to their Normal Retirement Date (as such term is defined in the Corporation's Pension Plan). The Committee felt that the fact that such lump sum payment was presently available to these executives, but only upon their termination of employment, might operate as a disincentive for them to remain in the Corporation's employ. In light of the Corporation's overall record of growth and performance under their stewardship and their continued importance to the health and future success of the Corporation, the Committee felt it would be in the Corporation's best interest to encourage their retention by removing this potential disincentive to their continued employment through prepayment of their accrued benefits. The Committee also considered the fact that, if made during the Corporation's 1993 fiscal year, these lump sum payments would not be subject to the recently-enacted $1,000,000 limit on deductions for compensation paid to corporate employees and would thus be fully deductible to the Corporation for federal income tax purposes, resulting in a 1993 tax reduction of over $2,500,000.

                                  SPECIAL COMPENSATION COMMITTEE

                                   Julian I. Edison
                                   Jane Evans
                                   Robert W. Staley

                  COMPENSATION COMMITTEE INTERLOCKS AND
                          INSIDER PARTICIPATION

   Andrew E. Newman and Martin Sneider, who were each members of both the Executive Committee and the Stock Option Committee of the Board during the last fiscal year, are presently, and were during the last fiscal year, officers and employees of the Corporation. Eric P. Newman, who, during the last fiscal year, was a member of the Executive Committee and the Stock Option Committee, and Julian I. Edison, who, during the last fiscal year, was a member of the Executive Committee, the Stock Option Committee and the Special Compensation Committee, are former officers and employees of the Corporation.

                         STOCK PRICE PERFORMANCE

   The following graph compares the cumulative total return to shareholders on the Corporation's common stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Retail Stores Index. The graph assumes a $100 investment in the Corporation's common stock and each index on January 27, 1989 (the last trading day prior to the beginning of the Corporation's 1989 fiscal year) and the reinvestment of all dividends.



      [COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS GRAPH]



                             1988              1989              1990              1991             1992              1993
                             ----              ----              ----              ----             ----              ----
   Edison Brothers          100.00            162.4             171.6             206.8             285.6             189.7

   S&P 500                  100.00            114.4             124.0             152.0             168.1             189.7

   S&P Retail               100.00            114.8             134.7             188.2             224.7             216.7

                              PROPOSAL TWO
                        APPROVAL OF THE EXECUTIVE
                      PERFORMANCE-BASED BONUS PLAN

   The Board of Directors has adopted, subject to approval by the stockholders, the Edison Brothers Stores, Inc. Executive Performance-Based Bonus Plan (the "Bonus Plan"). The purpose of the Bonus Plan is to provide added incentive for key executives to exert their best efforts on behalf of the Corporation by offering annual cash bonuses contingent on the achievement by the Corporation of specific financial goals. The Bonus Plan is designed to qualify such bonus opportunities as "performance-based" compensation under recent federal tax legislation. The Bonus Plan will be administered by the Special Compensation Subcommittee of the Compensation Committee of the Board (the "Subcommittee").

   Eligibility for participation in the Bonus Plan is limited to the Chairman of the Board, the President, the Executive Vice Presidents and those Presidents of the Corporation's operating groups and divisions who are based at the Corporation's headquarters in St. Louis. There are currently 19 eligible individuals. The Subcommittee each year is authorized to select from the eligible group those individuals who are to participate in the Bonus Plan for that year.

   The full text of the Bonus Plan is set forth as Exhibit A to this Proxy Statement. The following summary of the major provisions of the Bonus Plan is qualified in its entirety by reference to the full text thereof.

   The Bonus Plan provides for the creation of an aggregate annual bonus pool based on the Corporation's attainment of certain financial goals pre-established by the Subcommittee, consisting of a minimum return on equity and a specified percentage of the Corporation's net income above the level necessary to generate that return on equity. Each participant is assigned a target bonus award at the start of each year, expressed as a percentage of the participant's base salary, and a maximum award expressed as a percentage of the target award. At the end of the applicable performance period, the Subcommittee determines the aggregate amount available for the payment of awards, calculated on the basis of the corporate performance measures previously established by the Subcommittee, and then determines the amount of each participant's award as a function of the total pool available. In no event can the bonus pool for any year exceed 3% of the Corporation's income before income taxes for that year, nor may any individual participant receive an award under the Bonus Plan in excess of 20% of such maximum bonus pool. The Subcommittee is authorized to reduce both the amount of the aggregate bonus pool and the amount of any individual participant's award if, in the Subcommittee's judgment, such reduction is warranted to reflect the level of management performance during the applicable period. All awards under the Bonus Plan are to be paid in cash (less any required withholdings for taxes) as soon as practicable after the end of the related performance period. No award will be payable to any participant if such participant's employment with the Corporation terminates for any reason prior to the end of the applicable performance period.

   The Bonus Plan may be terminated or amended by the Board of Directors at any time, provided that no amendment will be effective without the further approval of the stockholders of the Corporation if such approval is then required by applicable law.

   Since the amounts to be received by participants in respect to 1994 and future years are dependent on the Corporation's future financial performance, such amounts are not presently determinable. Nor is it possible to determine the amounts of any awards that would have been paid in the past had the Bonus Plan been in effect because no financial performance measures had then been specified. However, assuming the Bonus Plan had been in effect for 1993, and the performance goals established by the Subcommittee for 1994 had been applicable, no award would have been made to any participant.

   An affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote on the proposal will constitute stockholder approval of the Bonus Plan.

   The Board of Directors unanimously recommends a vote FOR Proposal
 Two.

                       1995 STOCKHOLDER PROPOSALS

   In order to be considered for inclusion in the Corporation's proxy statement for the annual meeting of stockholders to be held in 1995, all stockholder proposals must be received by the Secretary of the Corporation on or before December 28, 1994.

                         ADDITIONAL INFORMATION

   Ernst & Young (including its predecessors) has served continuously as the Corporation's independent auditor since 1929. Representatives of Ernst & Young are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

   It is expected that the Audit Committee, at its meeting to be held on June 8, 1994, will recommend, and that the Board of Directors will approve, the reappointment of Ernst & Young as independent auditor for the Corporation for the 1994 fiscal year.

   The Corporation's Annual Report including financial statements for the 52 weeks ended January 29, 1994 is simultaneously herewith being mailed to all holders of common stock of record as of April 13, 1994, the record date for the determination of stockholders entitled to vote at the annual meeting.

   THE CORPORATION WILL FURNISH WITHOUT CHARGE A COPY OF ITS MOST RECENT FORM 10-K REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TO ANY STOCKHOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES MAKING A WRITTEN REQUEST THEREFOR ADDRESSED TO THE SECRETARY, EDISON BROTHERS STORES, INC., P.O. BOX 14020, ST. LOUIS, MISSOURI 63178.

                                           EDISON BROTHERS STORES, INC.

                                                    Alan A. Sachs
                                                      Secretary

 Dated: April 27, 1994

                                                              Exhibit A

                      EDISON BROTHERS STORES, INC.
                 EXECUTIVE PERFORMANCE-BASED BONUS PLAN

 1. PURPOSE OF THE PLAN
    The Edison Brothers Stores, Inc. Executive Performance-Based Bonus Plan (the "Plan") is intended (a) to create greater incentive for key executives to exert their best efforts on behalf of the Company by providing them with compensation in addition to their salaries based upon the achievement of specified performance goals; (b) to attract and retain in the employ of the Company highly qualified executives; and (c) to further align the interests of such employees with those of the Company's stockholders generally.

 2. DEFINITIONS
    A. "Board" means the Board of Directors of the Company.

    B. "Company" means Edison Brothers Stores, Inc., a Delaware corporation.

    C. "Income before Income Taxes" for a given fiscal year means the Income before Income Taxes of the Company and its consolidated subsidiaries as reported in the Company's audited consolidated financial statements for the fiscal year, and "Net Income" for a given fiscal year means the Net Income of the Company and its consolidated subsidiaries as reported in the Company's audited consolidated financial statements for the fiscal year, in each case adjusted to exclude the effects of discontinued operations, extraordinary items, changes in accounting principles and any other unusual or non-recurring gain or loss which is separately identified and quantified in such financial statements.

    D. "Performance Period" means the Company's fiscal year.

    E. "Return on Equity" for a given fiscal year means Net Income for that fiscal year divided by the average of the beginning and ending Common Stockholders' Equity for the fiscal year, as reported in the Company's audited consolidated financial statements.

    F. "Subcommittee" means the Special Compensation Subcommittee of the Compensation Committee of the Board, or any successor thereto designated by the Board which is comprised of at least two directors, each of whom qualifies as an "outside director" of the Company as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended.

 3. ADMINISTRATION
    The Plan shall be administered by the Subcommittee. Subject to the express provisions of the Plan, the Subcommittee shall have complete authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all determinations necessary or advisable for the administration of the Plan. All determinations of the Subcommittee with respect to the interpretation and administration of the Plan, as described herein, shall be final and binding.

 4. PARTICIPATION
    Awards under the Plan may be made to those executives of the Company who are designated as participants by the Subcommittee, provided, however, that only the Chairman of the Board, the President, the Executive Vice Presidents and those Presidents of the Company's operating groups and divisions who are based at the Company's headquarters in St. Louis shall be eligible to participate in the Plan.

 5. DETERMINATION OF AWARDS
    A. Prior to the commencement of each Performance Period, for all Performance Periods beginning after January 1, 1995, and prior to April 1, 1994, for the Performance Period beginning January 30, 1994, the Subcommittee shall:

      (i) establish in writing the measures of Company performance to be used in determining the amount available for the payment of awards under the Plan in respect of such Performance Period, which performance measures shall consist of a specified Return on Equity for the Performance Period (the "Minimum ROE") and a specified percentage of Net Income for the Performance Period above the level of Net Income necessary to generate the Minimum ROE; and
      (ii) designate in writing the executives who shall be eligible to receive awards under the Plan for the Performance Period and, with respect to each such executive (hereinafter a "Participant"), establish a target award expressed as a percentage of such Participant's base salary (the "Target Award") and a maximum award expressed as a percentage of the Target Award (the "Maximum Award").

    B. As soon as practicable after the end of each Performance
 Period, the Subcommittee shall:

      (i) determine and certify in writing the aggregate amount available for the payment of awards with respect to the Performance Period, calculated on the basis of the performance measures previously established by the Subcommittee, provided that the Subcommittee shall have the authority in its discretion to reduce such amount if it believes that such amount would otherwise produce a level of payout to Participants above the level warranted by management
                                    A1
    performance during the Performance Period (such aggregate amount, if and as so adjusted, being hereinafter referred to as the "Available Bonus Pool"); and
      (ii) determine and certify in writing the amount of each Participant's award, which shall be equal to the amount of the Available Bonus Pool times a fraction, the numerator of which shall be the Participant's Target Award and the denominator of which shall be the sum of all Participants' Target Awards, provided that such award shall not exceed the Participant's Maximum Award, and provided further that the Subcommittee shall have the authority to reduce any individual Participant's award if, in the Subcommittee's sole judgment and discretion, such reduction is warranted to reflect the level of the Participant's individual performance during the Performance Period. Any such reduction of a Participant's share of the Available Bonus Pool shall not result in an increase in any other Participant's award.

    C. Notwithstanding anything to the contrary contained herein, in no event shall the Available Bonus Pool exceed 3% of Income before Income Taxes for a given Performance Period (the "Maximum Bonus Pool") nor may any individual Participant receive an award under the Plan for any Performance Period in excess of 20% of the Maximum Bonus Pool.

    D. No award shall be payable to any Participant if such Participant's employment with the Company terminates for any reason prior to the end of the applicable Performance Period. If a Participant's employment with the Company terminates after the end of a Performance Period but before the payment to the Participant of his or her award for such Performance Period, the Subcommittee in its sole discretion may authorize the payment of such award to the Participant or (if such termination of employment is by reason of the Participant's death) to the Participant's designated beneficiary.

 6. TIME AND MANNER OF DISTRIBUTION
    All awards under the Plan shall be paid in cash as soon as practicable after the end of the related Performance Period. The Company shall have the right to deduct from all payments made under the Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

 7. TERMINATION OR AMENDMENT OF PLAN
    The Board may at any time terminate the Plan or amend the Plan in such manner as it deems advisable, provided that any such amendment shall not be effective without the approval of the stockholders of the Company if such approval is then required under Section 162(m) of the Internal Revenue Code of 1986, as amended, or any other applicable law.

 8. MISCELLANEOUS
    A. COSTS AND EXPENSES. All costs and expenses of administering the Plan shall be borne by the Company.

    B. OTHER INCENTIVE PLANS. Nothing contained in the Plan shall prohibit the Company from granting special performance awards to employees (including Participants) under such conditions, and in such form and manner, as it sees fit. The adoption of the Plan does not preclude the adoption of any other bonus or incentive plan for employees.

    C. RIGHTS TO CONTINUED EMPLOYMENT. Nothing in the Plan shall confer on any individual any right to continue in the employ of the Company or interfere with the right of the Company to terminate such individual's employment at any time.

    D. RELATION TO OTHER BENEFIT PLANS. Awards received under the Plan shall be considered compensation for purposes of calculating a Participant's benefits under the Company's Pension Plan, Pension Restoration Plan, and all other supplemental retirement arrangements for which the Participant may be eligible. Awards under the Plan shall not be considered compensation for purposes of the Company's 401(k) Savings Plan or Supplemental Life Insurance Plan.

    E. GOVERNING LAW. The Plan shall be governed by the laws of the State of Missouri and applicable federal law.

 9. EFFECTIVE DATE
    Subject to its approval by the stockholders of the Company in the manner prescribed by law, the Plan shall be effective as of January 30, 1994. Unless and until such stockholder approval is obtained, no awards shall be made under the Plan.

                                    A2

                      EDISON BROTHERS STORES, INC.
                           1994 ANNUAL MEETING
                  Proxy Solicited by Board of Directors

    The undersigned stockholder of Edison Brothers Stores, Inc. hereby appoints JULIAN I. EDISON, ANDREW E. NEWMAN and MARTIN SNEIDER, and each of them, as proxies of the undersigned, with power of substitution in each, to vote at the annual meeting of stockholders of the Corporation to be held at 501 North Broadway, St. Louis, Missouri on June 8, 1994 at 11 o'clock A.M., and at any adjournments thereof, all shares held of record by the undersigned as of April 13, 1994 in the manner designated on the reverse side hereof as to the matters listed thereon, and in their discretion as to such other matters as may properly arise.

       (Continued and to be signed and dated on the reverse side.)


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  This proxy, when properly executed, will be voted as directed herein.
  If no direction is made as to one or more proposals, then this proxy will be voted FOR the proposal(s).

PROPOSAL ONE:
Election of Twelve Directors
     Nominees:  J.I. Edison, P.A. Edison, J. Evans, M.H. Freund,
                K.W. Michner, A.D. Miller, A.E. Newman, E.P. Newman, A.A. Sachs, C.D. Schnuck, M. Sneider, R.W. Staley

/ /                                    / /
FOR all nominees listed above         WITHHOLD AUTHORITY to vote
(except as marked to the contrary     for all nominees listed above.
to the right).

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the line provided below.)

- - -------------------------------------------------------------

PROPOSAL TWO:
Approval of Executive Performance-Based Bonus Plan

FOR            AGAINST                  ABSTAIN
/ /             / /                       / /


                                   Dated:  ------------------------------, 1994

                                   --------------------------------------------

                                   --------------------------------------------
                                             (Signature of Stockholder)
                                   (Please sign exactly as name appears at left)
                                    PLEASE SIGN AND RETURN THIS PROXY PROMPTLY


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                                APPENDIX

1. Page 10 of the printed Proxy Statement contains a Comparison of Five-Year Cumulative Total Returns Graph. The information in that graph is depicted in the table that immediately follows the graph.